Exhibit 99.1

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18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

Lindsay Corporation Announces Intention to Nominate Marvin Washington to Board of Directors at 2027 Annual Meeting

OMAHA, Neb., November 5, 2026—Lindsay Corporation (NYSE: LNN) (“Lindsay” or the “Company”), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced its intent to nominate Marvin E. Washington for election as an independent director to Lindsay’s Board of Directors (the “Board”) at the Company’s Fiscal 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”).

Mr. Washington will be the third new independent director to join the Board since 2022. Upon his election, the Board will expand to nine directors, eight of whom will be independent, and Mr. Washington is expected to join the Board’s Audit Committee.

Lindsay’s Chairman, Robert Brunner, remarked, “We look forward to welcoming Marvin to the Board and benefiting from his significant experience in audit, risk and cybersecurity oversight. We believe Marvin’s skill sets will be additive as management and the Board continue to execute on the Company’s strategy and drive long-term value for stockholders amid a dynamic macroeconomic environment.”

In connection with Mr. Washington’s nomination, Lindsay has entered into a cooperation agreement with Vision One Fund, LP (collectively with its affiliates, “Vision One”). Under the cooperation agreement, Vision One has agreed to customary standstill, voting and other provisions.

Pursuant to the cooperation agreement, Lindsay has also determined to propose amendments to its organizational documents to declassify the Board. At the 2027 Annual Meeting, Lindsay’s stockholders will be asked to approve proposals to amend the Company’s organizational documents to declassify the Board over a three-year period, beginning with the Company’s Fiscal 2028 Annual Meeting of Stockholders, subject to stockholder approval at the 2027 Annual Meeting. Upon full implementation, all directors will stand for election annually.

A complete copy of the cooperation agreement will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

The Board’s formal recommendations regarding the election of directors and the amendments to Lindsay’s organizational documents will be included in the Company’s definitive proxy statement for the 2027 Annual Meeting, which will also provide the meeting date and other relevant information.

About Marvin Washington

Marvin Washington most recently served as Partner, Cyber Security, Risk and Regulatory, at PricewaterhouseCoopers LLP (“PwC”). Mr. Washington served in roles of increasing responsibility throughout his nearly 20 year tenure with PwC. As a senior partner at PwC, Mr. Washington led teams across global, public, private and federal clients in financial statement audits, business strategy, organizational transformation, internal audit, Sarbanes-Oxley compliance, cyber audits and Enterprise Resource Planning implementation. Earlier in his career, Mr. Washington held roles with the United States Government in the Department of Health & Human Services, Soza & Company, Sherikon Incorporated and Science Applications International Corporation.

Mr. Washington served as an officer for 23 years in the United States Marine Corps Reserves and holds a Bachelor of Science in Accounting from Virginia State University.

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic™ center pivot and lateral move agricultural irrigation systems, FieldNET™ and FieldWise™ remote irrigation management technology, FieldNET Advisor™ irrigation scheduling technology, and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems™, Road Zipper™ and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the SEC. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

Advisors

J.P. Morgan Securities, Sullivan & Cromwell LLP and Longacre Square Partners LLC are serving as financial, legal and strategic advisors to Lindsay Corporation.

Contacts

For further information, contact:

LINDSAY CORPORATION:
Alicia Pfeifer
Vice President, Business Finance
402-933-6429
Alicia.Pfeifer@lindsay.com

Alpha IR:
Joe Caminiti
312-445-2870
lnn@alpha-ir.com